SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ________________________

                       POST-EFFECTIVE AMENDMENT NO. ONE TO
                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                          ----------------------------
                           THE SECURITIES ACT OF 1933
                           --------------------------


                          Parallax Entertainment, Inc.
                                 ---------------
             (Exact name of registrant as specified in its charter)

                 Texas                                     75-2713701
        --------------------------                        ---------------
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation  or organization)                    Identification No.)

             14110 N. Dallas Parkway, Suite 130, Dallas, Texas 75254
             ------------------------------------------------------
               (Address of Principal Executive Offices)(Zip Code)

                       Employee/Consultant Stock Plan 2001
                            ------------------------
                            (Full title of the plan)

  Gust Kepler, C.E.O., 14110 N. Dallas Parkway, Suite 130, Dallas, Texas 75254
   ---------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (972) 726-9203
                                 ---------------
          (Telephone number, including area code, of agent for service)

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR REINVESTMENT PLAN, CHECK THE FOLLOWING BOX; [X]


                             CALCULATION OF REGISTRATION FEE

                                                         Proposed
                                       Proposed          maximum
Title of securities  Amount to be      maximum offering  aggregate offering   Amount of
to be registered     registered        price per share   price                registration fee
-------------------  ----------------  ----------------  -------------------  ----------------
Common Stock         29,000,000 Shares  $ 0.0575(1)       $1,667,500             $417

(1) Computed pursuant to Rule 457 solely of the purpose of calculating the registration fee and not as a representation as to any actual proposed price. The fee is based upon the average of the closing bid and ask price of the common stock reported on the NASD Bulletin Board for October 12, 2001. Includes shares of common stock, and common stock underlying options, to be granted by determination of the Board.

(2) Number of shares and proposed maximum offering price have been adjusted pursuant to SEC Rule 416 for a 20 for 1 stock split on November 2, 2001.


                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas on April 4, 2002.

Parallax Entertainment, Inc.

By:  /s/  Gust Kepler
   -------------------------------
      Gust Kepler,
      Chief Executive Officer
     (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


Parallax Entertainment,  Inc.

By:  /s/ Gust Kepler
   -------------------------------
   Gust Kepler, Chief Financial Officer, Director
   (Principal Financial Officer and Director)


April 4, 2002